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                                                                    EXHIBIT 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THIS NOTE, OR
(ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY IF (A) THE HOLDER HEREOF HAS FIRST OBTAINED THE WRITTEN OPINION OF COUNSEL TO ADVANCED PHOTONIX, INC. (THE "COMPANY"), OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE STATE SECURITIES LAWS.

                            ADVANCED PHOTONIX, INC.

                            SECURED PROMISSORY NOTE




                       The Transferability of this Note is
                       Restricted as Provided in Section 7



Issuance Date: May 2, 2005              Original Principal Amount: U.S. $966,833


     FOR VALUE RECEIVED, Advanced Photonix, Inc., a Delaware corporation (the "Company"), hereby promises to pay to Robin F. Risser ("HOLDER") the amount set out above as the Original Principal Amount (the "PRINCIPAL") when due as set forth in Section 1 below, and to pay interest ("INTEREST") on any outstanding Principal at a rate per annum equal to the Interest Rate (as defined below), from the date set out above as the Issuance Date (the "ISSUANCE DATE") until the same becomes due and payable, whether upon an Interest Date (as defined below), acceleration or otherwise (in each case in accordance with the terms hereof).



          (1) PAYMENT OF PRINCIPAL. The Principal shall be payable in annual installments of ONE HUNDRED SIXTY SIX THOUSAND SIX HUNDRED SIXTY SEVEN DOLLARS ($166,667) on the first anniversary of the Issuance Date, ONE HUNDRED EIGHTY THREE THOUSAND THREE HUNDRED THIRTY THREE DOLLARS ($183,333) on the second anniversary of the Issuance Date, THREE HUNDRED THOUSAND DOLLARS


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($300,000) on the third anniversary of the Issuance Date, and a final installment of THREE HUNDRED SIXTEEN THOUSAND EIGHT HUNDRED THIRTY THREE DOLLARS ($316,833) on the fourth anniversary of the Issuance Date (the "MATURITY DATE").

          (2) INTEREST; INTEREST RATE: LATE CHARGE. Interest shall accrue on this Note at a per annum rate equal to the Prime Rate plus one percent (1%) per annum (the "INTEREST RATE"); provided, however, that upon the occurrence of an Event of Default hereunder, the Interest Rate shall increase by four percent (4%) until cure of such Event of Default or payment of the outstanding principal balance of, and accrued interest on, this Note upon acceleration thereof as hereinafter provided. Interest shall accrue from the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed. The Company shall pay the Holder interest accrued, in arrears, on the last day of each Calendar Quarter during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an "INTEREST DATE") with the first Interest Date being June 30, 2005.

          (3) RIGHTS UPON EVENT OF DEFAULT.

               (a) Event of Default. Each of the following events shall constitute an "EVENT OF DEFAULT":

                    (i) the Company's failure to pay to Holder any amount of Principal, Interest or other amounts when and as due under any of the Related Notes, except, in the case of a failure to pay Interest under any of the Related Notes when and as due, in which case only if such failure continues for a period of at least five (5) Business Days;

                    (ii) the Company, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "BANKRUPTCY LAW"), (A) commences a voluntary case, (B) has an involuntary case filed against it that is not dismissed within sixty (60) days after such filing, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "CUSTODIAN"), (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing that it is generally unable to pay its debts as they become due; or

                    (iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or (C) orders the liquidation of the Company.

               (b) Acceleration. If an Event of Default shall occur and be continuing, the Holder by written notice to the Company may declare the Principal outstanding, together with accrued and unpaid Interest, if any, on this Note to be due and payable immediately, which notice shall specify the respective Events of Default and that it is a "notice of acceleration." Upon any such declaration, the Principal outstanding, together with accrued and unpaid Interest, if any, on this Note shall become immediately due and payable.

          (4) SECURITY: RIGHTS OF OFFSET. This Note is secured to the extent and in the manner set forth in that certain Security Agreement of even date herewith between the Company and the Holder. Payment of this Note is subject to certain rights of offset under the terms of that certain Agreement and Plan of Merger, dated March 8, 2005 by and among the


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Company, Picotronix, Inc., Michigan Acquisition Sub, LLC and the other parties identified therein (the "MERGER AGREEMENT").

          (5) PREPAYMENT RESTRICTIONS. The Principal of this Note may be prepaid, in whole or in part, at any time prior to the Maturity Date without penalty or premium.

          (6) WAIVER AND AMENDMENT. This Note may be amended, modified, superseded, canceled renewed or extended, and the terms hereof may be waived only by a written instrument signed by the Holder and the Company.

          (7) TRANSFER. This Note has not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or applicable state securities laws, and may not be offered, sold, transferred, pledged, hypothecated, assigned or otherwise disposed of except (a) pursuant to an effective registration statement under the Securities Act and such State law which is current with respect to this Note, or (b) pursuant to an exemption from registration under the Securities Act and such State law if the Holder hereof shall have first obtained the written opinion of counsel to the Company, or other counsel reasonably acceptable to the Company, to the effect that the proposed disposition is consistent with all applicable provisions of the Securities Act and applicable State securities laws.

          (8) REISSUANCE OF THIS NOTE.

               (a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 8(c) hereof), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 8(c) hereof) to the Holder representing the outstanding Principal not being transferred.

               (b) Lost Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 8(c) hereof) representing the outstanding Principal.

               (c) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 8(a) hereof, the Principal designated by the Holder which, when added to the Principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes),
(iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest on the Principal and Interest of this Note, from the Issuance Date.

          (9) CONSTRUCTION: HEADINGS. This Note shall be deemed to be jointly


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drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

          (10) NOTICES. Whenever notice is required to be given under this Note, unless otherwise provided for herein, such notice shall be given in accordance with Section 11.1 of the Merger Agreement. The Company and the Holder shall provide written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor.

          (11) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

          (12) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Michigan.

          (13) SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements by or on behalf of the Company contained in this Note shall be binding upon the Company's successors and assigns, whether or not so expressed.

          (14) SEVERABILITY. If any provision of this Note is found by a court of competent jurisdiction to be invalid, illegal or unenforceable, all other provisions of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstances, such provision shall nevertheless remain applicable to all other persons and circumstances.

          (15) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

               (a) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of Michigan are authorized or required by law to remain closed.

               (b) "CALENDAR QUARTER" means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

               (c) "PRIME RATE" shall mean as of a particular date, the prime rate of interest as published on that date in The Wall Street Journal (Eastern Edition), and generally defined therein as "the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks." If The Wall Street Journal is not published on a date for which the Prime Rate

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must be determined, the Prime Rate shall be the prime rate published in The Wall
Street Journal on the nearest-preceding date on which The Wall Street Journal was published.

               (d) "RELATED NOTES" means this Note, together with the Promissory Note, dated the date hereof, payable to Steven Williamson in the initial aggregate principal amount of $1,933,667, issued pursuant to the Merger Agreement.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.


                                           ADVANCED PHOTONIX, INC.


                                           By:      /s/ Richard D. Kurtz
                                                --------------------------------
                                                Name: Richard D. Kurtz
                                                Title: Chief Executive Officer